Exhibit 99.1

Dreams Expands Regions Bank Credit Facility to $27.5 Million

Additional Capitalto Fuel Company’s Record Growth in 2011

PLANTATION, FL., July 11, 2011: Dreams, Inc. (NYSE Amex: DRJ), a technology driven, multi-channel retailer focused on the sports licensed products industry, has been approved for an expansion of its credit facility with Regions Bank for $25 million effective immediately, and up to $27.5 million on October 1, 2011. This represents a $7.5 million increase since Dreams named Regions Bank as its new senior lender in July 2010.

“Regions’ banking group has been a great partner for us,” stated Ross Tannenbaum, Dreams’ president & CEO. “They have been very supportive of our corporate initiatives, and have now demonstrated this support with a substantial increase to our working capital line. The additional funding will permit our business models to remain aggressive, which includes our goal of generating more than $140 million in consolidated revenues in 2011.”

About Dreams, Inc.

Dreams, Inc. (NYSE Amex: DRJ) is a technology driven, multi-channel retailer focused on the sports licensed products industry. For more information, please visit www.DreamsCorp.com.

Forward Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “projects,” “management believes,” “Dreams believes,” “intends,” “expects,” and similar words or phrases. Such factors include, among others, the following: competition; seasonality; success of operating initiatives; new product development and introduction schedules; acceptance of new product offerings; franchise sales; advertising and promotional efforts; adverse publicity; expansion of the franchise chain; availability, locations and terms of sites for franchise development; changes in business strategy or development plans; availability and terms of capital including the continuing availability of our credit facility with Regions Bank or a similar facility with another financial institution; labor and employee benefit costs; changes in government regulations; and other factors particular to the company.

Company Contact:

David M. Greene

Senior Vice President

Tel 954-377-0002

dgreene@dreamscorp.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 949-574-3860

info@liolios.com